UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1080 NW 163rd Drive, No. Miami Beach, Florida 33169

(Address of principal executive offices)     (Zip code)

(305) 621-1200 (305) 621-1200 FREE

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 3.02	Unregistered Sales of Equity Securities.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Effective May 21, 2015, Nettalk.com, Inc. (the “Company”) entered into certain debt conversion agreements (the “Agreements”) pursuant to which the Company agreed to issue an aggregate of 110,750,000 shares of the Company’s common stock par value $0.001 (the “Shares”), in exchange for the satisfaction of (i) $150,000 due to an third-party consultant, and (ii) an aggregate of $71,500 worth of due wages owed to certain employees as follows:

•	17,000,000 Shares to Anastasios Kyriakides, the Company’s Chief Executive Officer, in exchange for the satisfaction of $34,000 in due salary;
•	6,250,000 Shares to Nicholas Kyriakides, the Company’s Chief Operating Officer, in exchange for the satisfaction of $12,500 in due salary;
•	6,250,000 Shares to Garry Paxinos, the Company’s Chief Technology Officer in exchange for the satisfaction of $12,500 in due salary; and
•	6,250,000 Shares to Kenneth Hosfeld, the Company’s Executive Vice President, in exchange for the satisfaction of $12,500 in due salary;

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) for transactions not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer
Dated:	May 27, 2015